Exhibit 99.1
Silvaco Announces Preliminary Unaudited Revenue for Q3 and Updates Full Year 2024

SANTA CLARA, Calif. – October 15, 2024 – Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced preliminary unaudited revenue results for the third quarter 2024 and updated its outlook for the full year 2024. The Company will report its full third quarter 2024 earnings results and hold a conference call with an earnings presentation on November 12, 2024.

“Similar to trends observed across the semiconductor industry, we saw a decline in orders from Asia during Q3 primarily driven by economic challenges and the ongoing strain in U.S.-China trade relations. Accordingly, we are adjusting our expectations for the remainder of the year," said Babak Taheri, Silvaco’s Chief Executive Officer. Dr. Taheri continued, “We remain confident in our long-term strategy and continue to believe we will be able to achieve double-digit long-term revenue growth driven by our proprietary platform and solutions, examples of which are described in our recent press release of September 24, 2024, alongside our ability to effectively capitalize on strategic acquisition opportunities.”

Preliminarily, the Company expects total unaudited revenues for the third quarter 2024 to be approximately $11.0 million, not including a large order of approximately $5.0 million, which was expected in the third quarter of 2024, but was received in the first week of the fourth quarter of 2024. This order is included in our full-year guidance for bookings below and is expected to contribute to the Company’s fourth quarter of 2024 revenue. Preliminary results are unaudited, subject to completion of the Company’s financial reporting process, based on information known by management as of the date of this press release, and do not represent a comprehensive statement of our financial results for the third quarter 2024.

In addition, based on current business trends and conditions, the Company is updating its expectations regarding the full year 2024, as follows:

	Previous Full Year 2024 Guidance	Updated Full Year 2024 Guidance
Gross bookings	$67 million to $71 million	$64 million to $67 million
Revenue	$63 million to $66 million	$60 million to $63 million
year-over-year growth	16% to 22%	10% to 16%
Non-GAAP gross margin	85% to 89%	85% to 87%
Non-GAAP operating income	$8.0 million to $11.0 million	$5.0 million to $8.0 million

This updated guidance represents Silvaco’s current estimates of its operations and financial results as of October 15, 2024. The financial information above represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information, including estimates of non-GAAP gross margin and non-GAAP operating income. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin, and GAAP operating income is the most comparable GAAP measure to non-GAAP operating income. Non-GAAP operating income differs from GAAP operating income in that it excludes items such as certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges and executive severance costs. Silvaco is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Silvaco has not provided guidance for GAAP gross margin or GAAP operating income or a reconciliation of the forward-looking non-GAAP gross margin or non-GAAP operating income guidance to GAAP gross margin or GAAP operating income, respectively. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q3 2024 Conference Call Details

A press release highlighting the Company's results along with supplemental financial results will be available at https://investors.silvaco.com/ along with an earnings presentation to accompany management’s prepared remarks on the day of the conference call, after market close. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Tuesday, November 12, 2024
Time: 5:00 p.m. Eastern time
Webcast: Here (live and replay)

About Silvaco

Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia and Israel and its adversaries including Hamas and Hezbollah and the ongoing trade disputes among the United States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our expectations regarding the outcome of any ongoing litigation; (t) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (u) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; (v) our status as a controlled company; and (w) our use of the net proceeds from our initial public offering.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting the Silvaco’s business is contained in Silvaco's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco's website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross margin, and non-GAAP operating income (loss). We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross margin as our GAAP gross margin adjusted to exclude certain costs, including stock-based compensation and amortization of acquired intangible assets. We define non-GAAP operating income (loss) as our GAAP operating income (loss) adjusted to exclude certain costs, including certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges, and executive severance costs. We monitor non-GAAP gross margin and non-GAAP operating income (loss) as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain of the items excluded from our non-GAAP gross margin and non-GAAP operating income (loss) are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and our competitors less meaningful. We adjust GAAP gross margin and GAAP operating income (loss) for these items to arrive at non-GAAP gross margin and non-GAAP operating income (loss) because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross margin and non-GAAP operating income (loss) provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Tyler Weiland
press@silvaco.com

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